Exhibit (h)(ix)

Dated: August 15, 2005

Form of Exhibit 1

To Transfer Agency and Service Agreement

LIST OF PORTFOLIOS

Munder Series Trust
Liquidity Money Market Fund
Munder Balanced Fund
Munder Bond Fund
Munder Cash Investment Fund
Munder Index 500 Fund
Munder Institutional Money Market Fund
Munder Intermediate Bond Fund
Munder International Bond Fund
Munder International Equity Fund
Munder Internet Funds
Munder Large-Cap Core Growth Fund
Munder Large-Cap Value Fund
Munder Michigan Tax-Free Bond Fund
Munder Micro-Cap Equity Fund
Munder Mid-Cap Core Growth Fund
Munder Power Plus Fund®
Munder Real Estate Equity Investment Fund
Munder S&P® MidCap Index Equity Fund
Munder S&P® SmallCap Index Equity Fund
Munder Small-Cap Value Fund
Munder Small-Mid Cap Fund
Munder Tax-Free Money Market Fund
Munder Tax-Free Short & Intermediate Bond Fund
Munder Technology Fund

Munder Series Trust II
Munder Healthcare Fund

The Munder @Vantage Fund
Munder @Vantage Fund

MUNDER SERIES TRUST MUNDER SERIES TRUST II THE MUNDER @VANTAGE FUND	PFPC INC.

By:	By:
Name:	Name:
Title:	Title: